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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 21, 2006

                         MAX & ERMA'S RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   Delaware                       0-11514                       31-1041397
(STATE OR OTHER            (COMMISSION FILE NO.)              (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)


                              4849 Evanswood Drive
                               Columbus, OH 43229
                                 (614) 431-5800
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01   NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE
            OR STANDARD; TRANSFER OF LISTING.

     (b) On March 24, 2006, Max & Erma's Restaurants, Inc. (the "Company") notified The Nasdaq Stock Market, Inc. that it was not in compliance with NASD Rule 4350(d)(2)(A) due to a vacancy on its audit committee created by the death of Michael D. Murphy on March 21, 2006. NASD Rule 4350(d)(2)(A) requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee (as defined by NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934), at least one of which is a financial expert. Currently, the audit committee is comprised of two independent members, Michael G. Giulioli and Donal H. Malenick. Mr. Giulioli is the designated financial expert. Consequently, the Company is in the process of searching for a new candidate to serve on its board and audit committee who possesses qualifications that will satisfy the Nasdaq audit committee requirements.

     The Company has a cure period under NASD Rule 4350(d)(4)(B) until the earlier of the Company's next annual meeting or March 21, 2007 to comply with the requirements of NASD Rule 4350(d)(2)(A).



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     MAX & ERMA'S RESTAURANTS, INC.


Date:  March 27, 2006                By: /s/ William C. Niegsch, Jr.
                                         -------------------------------------
                                         William C. Niegsch, Jr., Executive Vice
                                         President and Chief Financial Officer






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